UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 14, 2019

PARSLEY ENERGY, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-36463	46-4314192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Colorado Street

Suite 3000

Austin, Texas 78701

(Address of Principal Executive Offices)

(Zip Code)

(737) 704-2300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	PE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On October 14, 2019, Parsley Energy, Inc., a Delaware corporation (“Parsley”), Jackal Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parsley (“Merger Sub”), and Jagged Peak Energy Inc., a Delaware corporation (“Jagged Peak”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for Parsley’s acquisition of Jagged Peak.

The Merger Agreement, among other things, provides for (i) the merger of Merger Sub with and into Jagged Peak (the “Merger”), with Jagged Peak continuing its existence as the surviving corporation following the Merger (the “Surviving Corporation”), and (ii) the subsequent merger of the Surviving Corporation with and into a wholly owned Delaware limited liability company subsidiary (“Merger Sub 2”) of Parsley (the “Second Merger” and, together with the Merger, the “Integrated Mergers”), with Merger Sub 2 continuing its existence as the surviving entity following the Second Merger. The board of directors of Parsley (the “Parsley Board”) has unanimously declared advisable and approved the Merger Agreement and the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Jagged Peak common stock, par value $0.01 per share (“Jagged Peak Common Stock”) as of immediately prior to the Effective Time, will be converted into the right to receive 0.447 shares of Parsley Class A common stock, par value $0.01 per share (“Parsley Class A Common Stock”). Following the closing of the Merger, Parsley’s existing stockholders and Jagged Peak’s existing stockholders will own approximately 77% and 23%, respectively, of the issued and outstanding shares of the combined company.

Governance

The Merger Agreement provides that the Parsley Board will be expanded to 11 directors as of the Effective Time and will include two independent directors from the board of directors of Jagged Peak (the “Jagged Peak Board”) as mutually agreed upon by Parsley and Jagged Peak (such directors the “Jagged Peak Directors”). One Jagged Peak Director will be appointed as a Class II director, with a term ending at the Parsley 2022 annual meeting, and will be appointed to the Nominating, Environmental, Social and Governance Committee of the Parsley Board. The second Jagged Peak Director will be appointed as a Class I director, with a term ending at the Parsley 2021 annual meeting, and will be appointed to the Reserves Committee of the Parsley Board. Upon consummation of the Merger, the executive officers of Parsley immediately prior to the Effective Time shall continue to be the executive officers of the combined company.

Conditions to the Merger

The closing of the Merger is conditioned on certain conditions, including, among others, (i) the receipt of the required approvals from each of Parsley’s and Jagged Peak’s stockholders, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Act, (iii) the absence of any law or order prohibiting the consummation of the Merger, (iv) the effectiveness of the registration statement on Form S-4 pursuant to which the shares of Parsley Class A Common Stock issuable in the Merger are registered with the Securities and Exchange Commission (the “SEC”), (v) the authorization for listing of Parsley Class A Common Stock issuable in the Merger on the New York Stock Exchange, and (vi) the delivery of opinions of counsel to Jagged Peak and Parsley to the effect that the Integrated Mergers, taken together, will qualify as a reorganization within the meaning of Section 368(a) of the Code. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions), and the other party having performed in all material respects its obligations under the Merger Agreement.

Termination Rights

The Merger Agreement contains certain termination rights for both Parsley and Jagged Peak, including, among others:

(a)	by either Parsley or Jagged Peak, if any governmental entity shall have issued an order, decree, ruling or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and the same shall have become final and nonappealable;

(b)	by either Parsley or Jagged Peak, if the Merger shall not have been consummated on or before 5:00 p.m. Houston, Texas time, on May 14, 2020;

(c)	by either Parsley or Jagged Peak, if the other party breaches any of its representations, warranties, covenants or other agreements in the Merger Agreement that cannot be or is not cured in accordance with the terms of the Merger Agreement and such breach would cause applicable closing conditions not to be satisfied;

(d)	by either Parsley or Jagged Peak, if either the requisite Parsley or Jagged Peak stockholder approval shall not have been obtained upon a vote at a duly held meeting for such; and

(e)	by either Parsley or Jagged Peak, if the other party’s board of directors changes its recommendation with respect to the transactions contemplated by the Merger Agreement.

If the Merger Agreement is terminated by Parsley in accordance with clause (e) above, then Jagged Peak shall be required to pay Parsley a termination fee of $57,435,000 (the “Jagged Peak Termination Fee”), and if the Merger Agreement is terminated by Jagged Peak in accordance with clause (e), then Parsley shall be required to pay Jagged Peak a termination fee of $189,035,000 (the “Parsley Termination Fee”). If the Merger Agreement is terminated in accordance with clause (d) above, then Parsley or Jagged Peak, as the applicable breaching party, shall be required to pay the non-breaching party the Parent Expenses (as defined in the Merger Agreement) or the Company Expenses (as defined in the Merger Agreement), as applicable. If (i) (A) Parsley or the Company terminates the Merger Agreement pursuant to clause (d) above as a result of a failure to obtain Jagged Peak stockholder approval or (B) Jagged Peak terminates the Merger Agreement pursuant to clause (b) above at a time when Parsley would be permitted to terminate the Merger Agreement pursuant to clause (c) above or Parsley terminates the Merger Agreement pursuant to clause (c) above and on or prior to the date of such termination, a Company Competing Proposal (as defined in the Merger Agreement) shall have been announced or disclosed and not withdrawn without qualification at least seven Business Days prior to the Jagged Peak special meeting of stockholders or the date of such termination, as applicable, and (ii) within twelve months of such termination, Jagged Peak enters into a definitive agreement with respect to a Company Competing Proposal (or publicly approves or recommends to the Jagged Peak stockholders a Company Competing Proposal) or consummates a Company Competing Proposal, Jagged Peak shall pay Parsley the Jagged Peak Termination Fee. Under reciprocal specified circumstances, Parsley will be required to pay the Parsley Termination Fee to Jagged Peak.

Treatment of Jagged Peak Equity Awards

The Merger Agreement provides for the following treatment of Jagged Peak equity awards granted under Jagged Peak’s equity incentive plans (the “Jagged Peak Stock Plans”):

(i)	Each Jagged Peak restricted stock unit award (“RSU”) that is outstanding immediately prior to the Effective Time shall, at the Effective Time, be assumed by Parsley and remain subject to the same terms and conditions as were applicable to such RSU, but shall be converted into a right to receive a number of shares of Parsley Class A Common Stock that is equal to the product of (a) the number of shares of Jagged Peak Common Stock subject to such RSU as of immediately prior to the Effective Time, and (b) 0.447 (the “Exchange Ratio”), rounded down to the nearest whole share; and

(ii)	Each award of Jagged Peak performance shares (“PSU”) that is outstanding immediately prior to the Effective Time shall, at the Effective Time, automatically be cancelled and converted into a vested right to receive a number of shares of Parsley Class A Common Stock that is equal to the product of (a) the number of shares of Jagged Peak Common Stock subject to such PSU that are earned based on actual achievement of the performance criteria set forth in the applicable award agreement (as reasonably determined by the compensation committee of the Jagged Peak Board after consultation with Parsley), measured based on a truncated performance period that ends immediately prior to the Effective Time, and (b) the Exchange Ratio, rounded down to the nearest whole share.

Other Terms of the Merger Agreement

Parsley and Jagged Peak each have made customary representations, warranties and covenants in the Merger Agreement, in each case generally subject to customary materiality qualifiers. Among other things, each party has agreed, subject to certain exceptions, (i) to conduct its business in the ordinary course, from the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, and not to take certain actions prior to the closing of the Merger without the prior written consent of the other party, (ii) not to solicit alternative business combination transactions and (iii) subject to certain exceptions with respect to Jagged Peak, not to engage in discussions or negotiations regarding any alternative business combination transactions. Additionally, pursuant to the terms of the Merger Agreement, Parsley will repay indebtedness outstanding under Jagged Peak’s credit facility and assume Jagged Peak’s outstanding senior unsecured notes.

The foregoing summary of the Merger Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about Parsley, Jagged Peak or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Parsley, Jagged Peak or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Parsley or Jagged Peak. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Parsley or Jagged Peak and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the SEC.

Voting and Support Agreement - Quantum

Concurrently with the execution and delivery of the Merger Agreement, Q-Jagged Peak Energy Investment Partners, LLC (“Quantum”) entered into a voting and support agreement with Parsley (the “Quantum Support Agreement”) with respect to all shares of Jagged Peak Common Stock beneficially owned by Quantum, and any additional shares of Jagged Peak Common Stock of which Quantum acquires record and/or beneficial ownership between the date of the Quantum Support Agreement and the termination of the Quantum Support Agreement (the “Quantum Support Agreement Shares”). As of the date of the Quantum Support Agreement, Quantum beneficially owned approximately 146.3 million shares of Jagged Peak Common Stock, which represents approximately 68.7% of the total issued and outstanding shares of Jagged Peak Common Stock as of such date.

Pursuant to the Quantum Support Agreement, Quantum has agreed, unless otherwise directed in writing by Parsley and subject to a reduction of the voting requirement in the event the Jagged Peak Board changes its recommendation regarding voting in favor of approving the Merger Agreement, to vote all of the Quantum Support Agreement Shares (i) in favor of the approval of the Merger Agreement and specified related actions and (ii) against specified actions that would adversely affect, discourage or delay the Merger, including specified actions that contemplate alternative transactions. In the event that the Jagged Peak Board has changed its recommendation to its stockholders to approve and adopt the Merger Agreement, Quantum’s voting obligation is reduced to 34% of the total issued and outstanding shares of Jagged Peak Common Stock plus additional votes proportionate to the voting percentage of Jagged Peak’s other stockholders. Under the Support Agreement, Quantum has granted to Parsley an irrevocable proxy to vote the Quantum Support Agreement Shares as provided above. Subject to certain exceptions, the Quantum Support Agreement restricts Quantum from transferring Jagged Peak Common Stock until the termination of the Quantum Support Agreement.

The Quantum Support Agreement, including the irrevocable proxy granted thereunder, will terminate upon the earlier of (i) the date the Merger Agreement is validly terminated in accordance with its terms or (ii) the Effective Time.

The foregoing summary of the Quantum Support Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Quantum Support Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Voting and Support Agreement - Bryan Sheffield

Concurrently with the execution and delivery of the Merger Agreement, Bryan Sheffield, Parsley’s Executive Chairman and Chairman of the Parsley Board (the “Parsley Supporting Stockholder”), entered into a voting and support agreement with Jagged Peak (the “Parsley Support Agreement”) with respect to all shares of Parsley Class A Common Stock and Parsley Class B common stock, par value $0.01 per share (“Parsley Class B Common Stock” and, together with Parsley Class A Common Stock, “Parsley Common Stock”) beneficially owned by the Parsley Supporting Stockholder, and any additional shares of Parsley Common Stock of which the Parsley Supporting Stockholder acquires record and/or beneficial ownership between the date of the Parsley Support Agreement and the termination of the Parsley Support Agreement (the “Parsley Support Agreement Shares”). As of the date of the Parsley Support Agreement, the Parsley Supporting Stockholder beneficially owned approximately 32.5 million shares of Parsley Common Stock, which represents approximately 10.4% of the voting power of all of the issued and outstanding shares of Parsley Common Stock as of such date.

Pursuant to the Parsley Support Agreement, the Parsley Supporting Stockholder has agreed, unless otherwise directed in writing by Jagged Peak, to vote all of the Parsley Support Agreement Shares (i) in favor of the approval of the Parent Share Issuance (as defined in the Merger Agreement) and (ii) against specified actions that would adversely affect, discourage or delay the Merger, including specified actions that contemplate alternative transactions. Under the Parsley Support Agreement, the Parsley Supporting Shareholder has granted to Jagged Peak an irrevocable proxy to vote the Parsley Support Agreement Shares as provided above. Subject to certain exceptions, the Parsley Support Agreement restricts the Parsley Supporting Stockholder from transferring Parsley Common Stock until the termination of the Parsley Support Agreement.

The Parsley Support Agreement, including the irrevocable proxy granted thereunder, will terminate upon the earlier of (i) the date the Merger Agreement is validly terminated in accordance with its terms or (ii) the Effective Time.

The foregoing summary of the Parsley Support Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Parsley Support Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Registration Rights Agreement

Concurrently with the execution and delivery of the Merger Agreement, Parsley entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Quantum pursuant to which, among other things and subject to certain restrictions, Parsley is required to file with the SEC a registration statement on Form S-3 registering for resale the shares of the Parsley Class A Common Stock issuable to Quantum upon consummation of the Merger and to conduct certain underwritten offerings upon the request of Quantum. The Registration Rights Agreement also provides Quantum with customary piggyback registration rights. The Registration Rights Agreement shall become effective at the Effective Time and shall terminate prior to effectiveness if the Merger Agreement is terminated prior to the consummation of the transactions contemplated thereby.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On October 14, 2019, Parsley issued the press release attached hereto as Exhibit 99.1, which includes certain preliminary estimated results of operations for the quarter ended September 30, 2019.

The information presented in this Item 2.02 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless Parsley specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 7.01	Regulation FD Disclosure.

On October 14, 2019, Parsley and Jagged Peak issued a joint press release announcing the execution of the Merger Agreement and later that day Parsley held a conference call with investors to discuss the proposed Merger. A copy of each of the press release, the presentation used in connection with the investor conference call and the transcript of the investor conference call are attached hereto as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, and each are incorporated by reference into this Item 7.01.

Additionally, on October 14, 2019, Parsley disseminated a letter to its employees discussing the proposed Merger, which is attached hereto as Exhibit 99.4 and is incorporated by reference into this Item 7.01.

The information presented in this Item 7.01 and Exhibits 99.1, 99.2, 99.3 and 99.4 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, unless Parsley specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

No Offer or Solicitation

Communications in this document do not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Additional Information and Where to Find It

In connection with the proposed transaction, Parsley and Jagged Peak intend to file materials with the SEC, including a Registration Statement on Form S-4 of Parsley (the “Registration Statement”) that will include a joint proxy statement/prospectus of Parsley and Jagged Peak. After the Registration Statement is declared effective by the SEC, Parsley and Jagged Peak intend to mail a definitive proxy statement/prospectus to the shareholders of Parsley and the shareholders of Jagged Peak. This document is not a substitute for the joint proxy statement/prospectus or the Registration Statement or for any other document that Parsley or Jagged Peak may file with the SEC and send to Parsley’s shareholders and/or Jagged Peak’s shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF PARSLEY AND JAGGED PEAK ARE URGED TO CAREFULLY AND THOROUGHLY READ THE JOINT PROXY STATEMENT AND THE REGISTRATION STATEMENT/PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY PARSLEY AND JAGGED PEAK WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PARSLEY, JAGGED PEAK, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors will be able to obtain free copies of the Registration Statement and joint proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by Parsley and Jagged Peak with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Parsley will be available free of charge from Parsley’s website at www.parsleyenergy.com under the “Investors” tab or by contacting Parsley’s Investor Relations Department at (512) 505-5199 or IR@parsleyenergy.com. Copies of documents filed with the SEC by Jagged Peak will be available free of charge from Jagged Peak’s website at www.jaggedpeakenergy.com under the “Investor Relations” tab or by contacting Jagged Peak’s Investor Relations Department at (720) 215-3754 or jedwards@jaggedpeakenergy.com.

Participants in the Proxy Solicitation

Parsley, Jagged Peak and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Parsley’s shareholders and Jagged Peak’s shareholders in connection with the proposed transaction. Information regarding the executive officers and directors of Parsley is included in its definitive proxy statement for its 2019 annual meeting filed with the SEC on April 8, 2019. Information regarding the executive officers and directors of Jagged Peak is included in its definitive proxy statement for its 2019 annual meeting filed with the SEC on April 10, 2019. Additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Registration Statement and joint proxy statement/prospectus and other materials when they are filed with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained as described in the paragraphs above.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this document concerning the proposed transaction, including any statements regarding the expected timetable for completing the proposed transaction, the results, effects, benefits and synergies of the proposed transaction, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding Parsley’s or Jagged Peak’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding Parsley and Jagged Peak’s plans and expectations with respect to the proposed transaction and the anticipated impact of the proposed transaction on the combined company’s results of operations, financial position, growth opportunities and competitive position. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the possibility that shareholders of Parsley may not approve the issuance of new shares of Parsley Class A common stock in the transaction or that shareholders of Jagged Peak may not approve the merger agreement; the risk that a condition to closing of the proposed transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the proposed transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Parsley and Jagged Peak; the effects of the business combination of Parsley and Jagged Peak, including the combined company’s future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; regulatory approval of the transaction; the effects of commodity prices; the risks of oil and gas activities; and the fact that operating costs and business disruption may be greater than expected following the public announcement or consummation of the proposed transaction. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional factors that could cause results to differ materially from those described above can be found in Parsley’s Annual Report on Form 10-K for the year ended December 31, 2018 and in its subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from Parsley’s website at www.parsleyenergy.com under the “Investors” tab, and in other documents Parsley files with the SEC, and in Jagged Peak’s Annual Report on Form 10-K for the year ended December 31, 2018 and in its subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from Jagged Peak’s website at www.jaggedpeakenergy.com under the “Investor Relations” tab, and in other documents Jagged Peak files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Parsley nor Jagged Peak assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of October 14, 2019, by and between Parsley Energy, Inc., Jackal Merger Sub, Inc. and Jagged Peak Energy Inc.

4.1	Registration Rights Agreement, dated as of October 14, 2019, by and among Parsley Energy, Inc., Q-Jagged Peak Energy Investment Partners, LLC and any subsequent holder from time to time party thereto.

10.1	Voting and Support Agreement, dated as of October 14, 2019, by and between Parsley Energy, Inc., Jagged Peak Energy Inc., Jackal Merger Sub, Inc. and Q-Jagged Peak Energy Investment Partners, LLC.

10.2	Voting and Support Agreement, dated as of October 14, 2019, by and between Parsley Energy, Inc., Jagged Peak Energy Inc., Jackal Merger Sub, Inc. and Bryan Sheffield.

99.1	Joint Press Release issued by Parsley Energy, Inc. and Jagged Peak Energy Inc., dated October 14, 2019.

99.2	Presentation for Investor Conference Call held by Parsley Energy, Inc. on October 14, 2019.

99.3	Transcript of Investor Conference Call held by Parsley Energy, Inc. on October 14, 2019.

99.4	Letter to Parsley Energy, Inc. employees, dated October 14, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Parsley agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARSLEY ENERGY, INC.

Date: October 15, 2019	/s/ Colin W. Roberts
Colin W. Roberts
Executive Vice President—General Counsel